Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of American Oil & Gas Inc. of our reports dated April 2, 2007 relating to our audits of the consolidated financial statements and internal control over financial reporting, included in and incorporated by reference in the Annual Report on Form 10-K, as amended, of American Oil & Gas Inc. for the year ended December 31, 2006.
/s/ Hein & Associates LLP
HEIN & ASSOCIATES LLP
Denver, Colorado
June 25, 2007